EXHIBIT 10.3

ALCOA CORPORATION

TERMS AND CONDITIONS FOR STOCK OPTION AWARDS

These terms and conditions, including Appendices attached hereto (the “Award Terms”), are authorized by the Compensation and Benefits Committee (the “Committee”) of the Board of Directors.  They are deemed to be incorporated into and form a part of every Stock Option award issued on or after October 1, 2019 under the Alcoa Corporation 2016 Stock Incentive Plan, as may be amended from time to time (the “Plan”).

Terms that are defined in the Plan have the same meanings in the Award Terms.

General Terms and Conditions

1.Stock Option awards are subject to the terms and conditions set forth in the Participant’s account with the Company’s designated stock plan broker or service provider (the “Broker”), subject to the provisions of the Plan and the Award Terms.  If the Plan and the Award Terms are inconsistent, the provisions of the Plan will govern.  Interpretations of the Plan and the Award Terms by the Committee are binding on the Participant and the Company.

2.The exercise price (or option price) of a stock option is 100% of the fair market value per Share on the date of grant, unless the Participant’s account with the Broker specifies a higher exercise price.

3.The expiration date of a Stock Option is ten years after the date of grant.

Vesting and Exercisability

4.Stock Options vest as to one-third of the Award on the first anniversary of the grant date, as to one-third of the Award on the second anniversary of the grant date and as to one-third of the Award on the third anniversary of the grant date.

5.Except as provided in paragraph 7, once vested, a Stock Option may be exercised until its expiration date, as long as the Participant remains an active employee of the Company or a Subsidiary.  As an administrative matter, the vested portion of this Stock Option may be exercised only until the close of the New York Stock Exchange on the expiration date or such earlier termination date set forth in paragraph 7 or, if such date is not a business day on the New York Stock Exchange, the last business day before such date.  Any later attempt to exercise the Stock Option will not be honored.  The Participant is solely responsible for any election to exercise the Stock Option, and the Company has no obligation to provide notice to the Participant of any matter, including, but not limited to, the date the Stock Option terminates.  Neither the Company nor any Subsidiary has any liability in the event of the Participant’s failure to timely exercise any vested Stock Option prior to its expiration.

6.Except as provided in paragraph 7:

•	as a condition to exercise of a Stock Option, a Participant must remain an active employee of the Company or a Subsidiary until the date the option vests, and if a

Stock Option vests as to some but not all Shares covered by the Award, the Participant must be an active employee on the date the relevant portion of the Award vests; and
•

if the Participant’s employment with the Company (including its Subsidiaries) terminates prior to the vesting date of the Stock Option (or relevant option portion), the Stock Option (or relevant option portion) is forfeited and is automatically canceled.

7.Notwithstanding anything contained herein to the contrary, the following are exceptions to the vesting and exercisability rules:

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Death or Disability:  a Stock Option held by a Participant, who dies while an Employee or who is permanently and totally disabled (as defined below) while an Employee, is not forfeited but vests in accordance with the original vesting date.  In the case of a Participant who dies while an Employee, any Stock Option that is vested must be exercised by a legal representative or beneficiary on the earlier of five years from the date of death or the original expiration date of the Stock Option.  In the case of a Participant who is permanently and totally disabled while an Employee, any Stock Option that is vested must be exercised on the earlier of five years from the date of such disability or the original expiration date of the Stock Option.

A Participant is deemed to be permanently and totally disabled if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  A Participant shall not be considered to be permanently and totally disabled unless the Participant furnishes proof of the existence thereof in such form and manner, and at such times, as the Company may require.  In the event of a dispute, the determination whether a Participant is permanently and totally disabled will be made by the Committee or its delegate.

•	Change in Control: a Stock Option vests if a Replacement Award is not provided following certain Change in Control events, as described in the Plan.
•

Retirement:  a Stock Option is not forfeited if it is held by a Participant who terminates employment due to Retirement at least 6 months after the grant date, provided that such termination of employment is not for Cause (as such term is defined in the Alcoa Corporation Change in Control Severance Plan).  In that event, any unvested portion of the Stock Option vests in accordance with the original vesting schedule of the grant, and any Stock Option that is vested will be exercisable until the earlier of five years from the date of Retirement or the original expiration date of the Stock Option.

•	Divestiture: if a Stock Option is held by a Participant who is to be terminated from employment with the Company or a Subsidiary as a result of a divestiture of a business or a portion of a business of the Company and the Participant either becomes an employee of (or is leased or seconded to) the entity acquiring the business on the date of the closing, or the Participant is not offered employment with the entity acquiring the business and is terminated by the Company or a Subsidiary within 90 days of the closing of the sale, then, at the discretion of the Chief Executive Officer of the Company, for Participants other than Section 16 Insiders (as defined below), or, at the discretion of the Committee for Section 16 Insiders, as the case may be:

•

Any unvested portion of the Stock Option will continue to vest under the original vesting schedule and once vested, will be exercisable until the earlier of the original expiration date of the Stock Option or two years from the date the Participant’s employment with the Company or a Subsidiary has been terminated; and

•

Any vested portion of the Stock Option will remain exercisable until the earlier of the original expiration date of the Stock Option or two years from the date the Participant’s employment with the Company or a Subsidiary has been terminated.

For purposes of this paragraph, employment by “the entity acquiring the business” includes employment by a subsidiary or affiliate of the entity acquiring the business; and “divestiture of a business” means the sale of assets or stock resulting in the sale of a going concern.  “Divestiture of a business” does not include a plant shut down or other termination of a business.

•

Termination of Employment:  if a Stock Option is held by a Participant whose employment with the Company (including its Subsidiaries) is terminated for any reason other than those described above in this paragraph 7, any unvested Stock Options will be forfeited on the date of termination of employment and any vested Stock Options will remain exercisable for 90 days after the date employment is terminated.

If and to the extent that a Stock Option that was initially granted as an Incentive Stock Option and is exercised at a time that results in the failure of the Stock Option to qualify for the tax treatment afforded to incentive stock options under the Code, the Stock Option shall remain outstanding according to its terms as a non- qualified stock option.

Option Exercise and Payment of Exercise Price

8.A vested, exercisable option is exercised when a signed notification of exercise is received by the Company, including, as applicable, through submission to the Broker.

9.Payment in full of the exercise price of a Stock Option is due on the exercise date.  Unless otherwise determined by the Company with respect to Participants residing and/or working outside the United States (other than with respect to any such Participant who is a Section 16 Insider (as defined below)), payment of the option exercise price may be made:

•	in cash (including a “broker-assisted cashless exercise” described in the next paragraph); or
•	by the delivery or presentation of Shares that have an aggregate fair market value on the date of exercise, which, together with any cash payment, equals or exceeds the Stock Option exercise price.

10.A Participant may elect to pay the cash exercise price of the option through a “broker-assisted cashless exercise.” On or prior to the exercise date, the Participant must deliver the Participant’s instruction directing and obligating the Broker to (a) sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the option and (b) remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from the exercise.  Such proceeds are due not later than the third trading day after the exercise date.

11.Shares owned by a Participant include (a) those registered in the Participant’s name (or registered jointly with another person), (b) those held in a brokerage account owned by the Participant individually or jointly with another person, and (c) those held in a trust, partnership, limited partnership or other entity for the benefit of the Participant individually (or for the benefit of the Participant jointly with another person).  Notwithstanding the foregoing, Shares owned by a Participant do not include Shares held in any qualified plan, IRA or similar tax deferred arrangement or Shares that are otherwise subject to potential accounting limitations regarding their use in stock swap transactions.  The Company may require verification or proof of ownership or length of ownership of any shares delivered in payment of the exercise price of an option.

Taxes

12.All taxes required to be withheld under applicable tax laws in connection with the Stock Option must be paid by the Participant immediately upon exercise (or at the time of any other relevant taxable event).

13.The Company may satisfy applicable tax withholding obligations by any of the means set forth in Section 15(k) of the Plan, except that the Company shall not have discretion to withhold Shares from any Shares deliverable upon exercise if the Participant is subject to the short-swing profit rules of Section 16(b) of the Exchange Act (a “Section 16 Insider”).  Withholding taxes in the United States include applicable income taxes, federal and state unemployment compensation taxes and FICA/FUTA taxes.

14.The amount of taxes that may be paid by a Participant may be determined by applying the minimum rates or, to the extent approved by the Committee, up to the maximum individual tax rate for the applicable tax jurisdiction required by applicable tax regulations.

15.Notwithstanding any other provision of the Stock Option or the Plan, the Company shall not be obligated to guarantee any particular tax result for the Participant with respect to the Stock

Option and/or payment provided to the Participant hereunder, and the Participant shall be responsible for any taxes imposed on the Participant with respect to such award and/or payment.  The Participant acknowledges that neither the Company nor any Subsidiary has made any representation or given any advice to the Participant with respect to taxes.

Beneficiaries

16.If permitted by the Company, Participants will be entitled to designate one or more beneficiaries to receive all Stock Options that are unexercised at the time of the Participant’s death.  All beneficiary designations will be on a beneficiary designation form approved for the Plan.  Copies of the form will generally be available from the Broker or may otherwise be obtained from the Company.

17.Beneficiary designations on an approved form will be effective at the time received by the Company, including, as applicable, through submission to the Broker.  A Participant may revoke a beneficiary designation at any time by written notice to the Company, including, as applicable, through submission to the Broker, or by filing a new designation form.  Any designation form previously filed by a Participant will be automatically revoked and superseded by a later-filed form.

18.A Participant will be entitled to designate any number of beneficiaries on the form, and the beneficiaries may be natural or corporate persons.

19.The failure of any Participant to obtain any recommended signature on the form will not prohibit the Company from treating such designation as valid and effective.  No beneficiary will acquire any beneficial or other interest in any Stock Option prior to the death of the Participant who designated such beneficiary.

20.Unless the Participant indicates on the form that a named beneficiary is to receive unexercised options only upon the prior death of another named beneficiary, all beneficiaries designated on the form will be entitled and required to join in the exercise of the option.  Unless otherwise indicated, all such beneficiaries will have an equal, undivided interest in all such Stock Options.

21.Should a beneficiary die after the Participant but before the option is exercised, such beneficiary’s rights and interest in the option award will be transferable by last will and testament of the beneficiary or the laws of descent and distribution.  A named beneficiary who predeceases the Participant will obtain no rights or interest in a stock option award, nor will any person claiming on behalf of such individual.  Unless otherwise specifically indicated by the Participant on the beneficiary designation form, beneficiaries designated by class (such as “children,” “grandchildren” etc.) will be deemed to refer to the members of the class living at the time of the Participant’s death, and all members of the class will be deemed to take “per capita.”

22.If a Participant does not designate a beneficiary or if the Company does not permit a beneficiary designation, the Stock Options that are unexercised at the time of death of the Participant will be transferred to the Participant’s legal heirs pursuant to the Participant’s last will and testament or by the laws of descent and distribution and may be exercised by the legal heirs as set forth in paragraph 7.

Transferable Options

23.Upon approval of, and subject to such requirements as may be imposed by, the Company, vested Stock Options may be transferred to one or more immediate family members, individually or jointly.  A trust, each of whose beneficiaries is the Participant or an immediate family member, will be deemed to be a family member for purposes of these rules.

24.Any permitted transfer of Stock Options shall be effective on the date written notice thereof, on a form approved for this purpose, is received.  Copies of the form will generally be available from the Broker or may otherwise be obtained from the Company.  As a condition to transfer, the Participant shall agree to remain responsible to pay the applicable taxes due in relation to the option.  The Participant or the Participant’s estate will be required to provide sufficient evidence of ability to pay such taxes upon the Company’s request.

25.A transfer shall be irrevocable; no subsequent transfer by the transferee shall be effective.  Notwithstanding the foregoing, a transferee shall be entitled to designate a beneficiary in accordance with the provisions of paragraphs 16 through 22 above.  Except where a beneficiary has been designated, in the event of death of the transferee prior to option exercise, the transferee’s option will be transferable by last will and testament or the laws of descent and distribution.

26.Except as modified by the provisions of paragraphs 23 through 25, all terms applicable to option exercises by Participants are applicable to exercises by transferees.  The Plan administrator may make and publish additional rules applicable to exercises by transferees not inconsistent with these provisions.

Adjustments

27.In the event of an Equity Restructuring, or other transaction described in Section 4(f) of the Plan, the Committee will equitably adjust the Stock Option as it deems appropriate in accordance with the terms of the Plan.  The adjustments authorized by the Committee will be final and binding.

Repayment/Forfeiture

28.As an additional condition of receiving the Stock Option, the Participant agrees that the Stock Option and any benefits or proceeds the Participant may receive hereunder shall be subject to forfeiture and/or repayment to the Company as provided in Sections 15(e) and (f) of the Plan including, without, limitation, to the extent required (i) under the terms of any recoupment or “clawback” policy adopted by the Company to comply with applicable laws or with the Company’s Corporate Governance Guidelines or other similar requirements, as such policy may be amended from time to time (and such requirements shall be deemed incorporated into the Award Terms without the Participant’s consent) or (ii) to comply with any requirements imposed under applicable laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, including, without limitation, pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.  Further, if the Participant receives any amount in excess of what the Participant should have received under the terms of the Restricted Share Units for any reason (including without limitation by reason of a financial restatement, mistake in calculations or administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company.  By accepting this Award, subject to applicable law, Participant agrees and acknowledges the obligation to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup this Award or amounts paid hereunder pursuant to this Section 15 and the Plan.

Miscellaneous Provisions

29.Stock Exchange Requirements; Applicable Laws.  Notwithstanding anything to the contrary in the Award Terms, no Shares purchased upon exercise of the Stock Option, and no certificate representing all or any part of such Shares, shall be issued or delivered if, in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of, or to incur liability under, any securities law, or any rule, regulation or procedure of any U.S. national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company or a Subsidiary.

30.Stockholder Rights.  No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Shares until the Stock Option shall have been duly exercised to purchase such Shares in accordance with the provisions of the Award Terms.

31.Notices.  Any notice required or permitted under the Award Terms shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or five days after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company’s principal corporate offices or to the Participant at the address maintained for the Participant in the Company’s records or, in either case, as subsequently modified by written notice to the other party.

32.Severability and Judicial Modification.  If any provision of the Award Terms is held to be invalid or unenforceable under the applicable laws of any country, state, province, territory or other political subdivision or the Company elects not to enforce such restriction, the remaining provisions shall remain in full force and effect and the invalid or unenforceable provision shall be modified only to the extent necessary to render that provision valid and enforceable to the fullest extent permitted by law.  If the invalid or unenforceable provision cannot be, or is not, modified, that provision shall be severed from the Award Terms and all other provisions shall remain valid and enforceable.

33.Successors.  The Award Terms shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and the Participant and his or her heirs, beneficiaries, legatees and personal representatives, on the other hand.

34.Appendices.  Notwithstanding any provisions in the Award Terms, for Participants residing and/or working outside the United States, the Stock Option shall be subject to the additional terms and conditions set forth in Appendix A to the Award Terms and to any special terms and conditions for the Participant’s country set forth in Appendix B to the Award Terms. Further, Appendices C and D include information for European Union Participants.  Moreover, if the Participant relocates outside the United States or relocates between the countries included in Appendix B, the additional terms and conditions set forth in Appendices B, C and D will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendices constitutes part of the Award Terms.

35.Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Stock Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

36.Waiver.  A waiver by the Company of breach of any provision of the Award Terms shall not operate or be construed as a waiver of any other provision of the Award Terms, or of any subsequent breach by the Participant or any other Participant.

37.No Advice Regarding Award.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares.  The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

38.Governing Law and Venue.  As stated in the Plan, the Stock Option and the provisions of the Award Terms and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware, United States of America, without reference to principles of conflict of laws, and construed accordingly.  The jurisdiction and venue for any disputes arising under, or any actions brought to enforce (or otherwise relating to), the Stock Option will be exclusively in the courts in the State of Delaware, including the Federal Courts located therein (should Federal jurisdiction exist).

39.Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

40.Entire Agreement.  The Award Terms and the Plan embody the entire understanding and agreement of the parties with respect to the subject matter hereof (including, without limitation, the obligations and understandings set forth in Section 15(e) of the Plan), and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto.

41.Section 409A.  The Stock Option is intended to be excepted from coverage under Section 409A of the Code (“Section 409A”) and shall be administered, interpreted and construed accordingly.  The Company may, in its sole discretion and without the Participant’s consent, modify or amend these Award Terms, impose conditions on the timing and effectiveness of the exercise of the Stock Option by the Participant, or take any other action it deems necessary or advisable, to cause the Stock Option to be excepted from Section 409A (or to comply therewith to the extent the Company determines it is not excepted).  Notwithstanding the foregoing, the Participant recognizes and acknowledges that Section 409A may impose upon the Participant certain taxes or interest charges for which the Participant is and shall remain solely responsible.

42.Employment at Will.  Nothing in the Award Terms or the Plan provide the Participant with any right to continue in the Company’s or any of its affiliates’ employ for any period of specific duration or interfere with or otherwise restrict in any way the Participant’s or the rights of the Company and its affiliates to terminate the Participant’s service at any time for any reason, with or without cause, subject to applicable law.  The Participant’s status with the Company and its affiliates will accordingly remain at will.

43.Amendments.  Except as otherwise provided herein or the Plan, these Award Terms may be amended or modified at any time by an instrument in writing signed by the parties hereto or by the Company without the consent of the Participant if such action would not materially impair the rights of the Participant under this Award.

Acceptance of Award

44.In accordance with Section 15(c) of the Plan (as in effect at the grant date), the Participant may reject the Stock Option by notifying the Company within 30 days of the grant date that he or she does not accept the Stock Option.  The Participant’s acceptance of the Stock Option constitutes the Participant’s acceptance of and agreement with the Award Terms.  Notwithstanding the foregoing, if required by the Company, the Participant will provide a signed copy of the Award Terms in such manner and within such timeframe as may be requested by the Company.  The Company has no obligation to issue Shares to the Participant if the Participant does not accept the Stock Option.